Exhibit 99.1

10868 189th Street Council Bluffs, IA 51503 Phone: 712-366-0392 Fax: 712-366-0394

May 2018

Members and Friends:

Safety- SIRE employees recently participated in the national campaign, Stop the Bleed training.  In response to increased gun violence and mass casualty events in the country, the White House and the Department of Homeland Security created “Stop the Bleed”, a national campaign to help improve survival from life-threatening bleeding.

SIRE employees have been attending several safety breakfasts sponsored by the National Safety Council in an effort to meet our company’s safety goal for the year.  Some of the more recent topics have included the following:  Culture of Operation Excellence, STOP the Bleed, and Reasonable Suspicion.

We are anxiously approaching our annual shut-down the week of May 14th.  We are planning on over 200 outside contractors to be on-site working together during this week. Daily communication and coordination by management and employees will be of utmost importance to complete shut-down without injuries or accidents.

Financials- On Wednesday, May 9, 2018, we issued a press release announcing our quarterly financial results as of and for the fiscal quarter ended March 31, 2018. Our quarterly Form 10-Q was filed with the SEC that same day. The financials and press release can be accessed on our website www.sireethanol.com (click the Investor Relations Tab). There is a link to the SEC filings (select “SIRE’s SEC forms are available for viewing on the SEC’s Website-View”). Our financial results are reported quarterly and annually. They contain our financial, operational and statistical information. The press release was also sent to our newsletter email list which includes each SIRE member who has provided us with their email address.

Operations- During the 1st fiscal quarter 2018 ending December 31, 2017; SIRE produced 31.7 million gallons of denatured ethanol.  Overall we had a good quarter both in production and efficiency. Our ethanol volume was impacted by a mechanical outage of our molecular sieve bottles, where we do final dehydration of our ethanol. That forced us to shuffle ethanol railcars around and with challenges at terminal destination turn-arounds, we couldn’t make all the gallons of ethanol possible for our plant.  We did bring online our new Well to RO skids this quarter.  This has allowed us to save costs on cleaning the water needed for plant operation.  We continue to look at several other cost reduction and efficiency projects.  This quarter also marks the commissioning of our rebuilt Ethanol Truck Loadout Skid.  Many hours of collaboration between SIRE employees and support contractors has allowed us to safely load ethanol trucks with a new industry standard loading station.  We have gotten through most of this winter season with safe, productive and efficient operations.  In our current fiscal quarter, we are finalizing our plans for our upcoming maintenance outage. This year’s outage is a little later than normal; middle May 2018.  We made significant plans to upgrade and improve our Energy Center drying process.  These upgrades will allows us to improve upon R&M cost and downtime plus, set us up for future higher throughput.

SIRE Newsletter – Volume VIII Issue 2
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.
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Human Resources and Training- On May 3rd and 4th, several of our staff volunteered at West Fair, Progressive Ag Safety Days, working with Bunge volunteers to teach third grade students about various safety topics.

SIRE will be attending the Fuel Ethanol Workshop June 11-13th in Omaha; additionally, we will be hosting plant tours on the 14th.  This seminar looks exclusively at technologies and production approaches that look to drive down the total energy expended per gallon of ethanol produced.

We are looking forward to working with Syngenta again this year for the Stop Hunger Now event, which provides meals for children in developing countries.  This event will be taking place Sunday, June 16th at Westfair.  Last year we packaged over 10,000 meals in just two hours.  If anyone would be interested in helping with this event please contact our office.  Our employees have found it to be a very rewarding and fun morning.

SIRE is also planning on participating in the Council Bluffs community effort to construct the new Dream Playground in July.

For individuals interested in a career with SIRE, applications are always welcome and are taken online at www.SIREethanol.com. The online application can be found via the Employment tab. Check out the “open positions” tab for available jobs. We encourage individuals to apply at any time. Please contact Whitney Radford, HR Assistant or Laura Schultz, Director of Human Resources, if you have any questions about the application process or a position.

Markets- If you need or want to speak with a Merchandiser, you can contact the Bunge Merchandising team directly at the following numbers; Kristan Barta, 712-366-8830 for corn, DDGS and wet distillers; Dustin Ploeger, 712-366-8462, and Braiden Tom, 712-352-5017 can also help you with corn sales and distillers grain purchases.  You may also contact them by calling our office 712-366-0392 and asking for a merchandiser. Remember to sign up for text or email messaging for the daily bid sheet and changes to delivery/pick-up hours.

General Manager Notes- Matt Gibson voluntarily tendered his resignation from the Board of Directors effective March 31, 2018.  Mr. Gibson served on the Board as a designee of Bunge.  Mr. Gibson also resigned from employment with Bunge effective March 31, Bunge appointed Brett Caplice to replace Mr. Gibson.  Mr. Caplice is the Director of the Commercial Grain Product Line and overseas commercial activities for Bunge.

On March 6th our management team attended the Tax Cuts to Put America First event and reminded VP Pence of the importance of ethanol to Iowa and our country.  We continue to promote the benefits of ethanol and the necessity of the RFS in order to reach consumers with ethanol blends.  E-15 sales continue to grow and we are hopeful that President Trump will soon require USEPA to allow year round blending of E-15.  Year round blending of E-15 would be a tremendous boost for our industry.

We also appreciate the support of our senators Grassley and Ernst as they continue to show great leadership against the Big Oil interests led by USEPA head Pruitt and Texas Senator Cruz.  I will continue to update you as we continue to grow and improve SIRE.

Come out and support your Ethanol industry!

SIRE Newsletter – Volume VIII Issue 2
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.
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Friday, May 11 – Kum & Go (Omaha)
Location: 14353 Q St.
Time: 10 a.m. to 2 p.m.
Discount: E15 and E85 for $0.99/gallon
Friday, May 25 – Pump & Pantry (Bellevue)
Time: 11 a.m. to 3 p.m.
Discount: Clean 88 (E15) for $1.88/gallon and E85 for $0.85/gallon

As always, please feel free to contact me at (712) 352-5002 should you have any questions.

Thank you for your support
Brian Cahill, General Manager/CEO

Sign up to receive our Newsletter by email on the SIRE website, www.sireethanol.com

SIRE Newsletter – Volume VIII Issue 2
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.
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